Exhibit 99

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Ordinary Shares, par value HK$0.01 per share, of Chemspec International Limited, a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 14, 2011.

Jianhua Yang

/s/ Jianhua Yang
Jianhua Yang

Wise Lion Limited

By:	/s/ Jianhua Yang
Jianhua Yang
Director

Sanbrook Holdings Limited
For and on behalf of Bukit Merah Limited, as corporate director

By:	/s/ Peter Leppard
Peter Leppard
Authorized Signatory

By:	/s/ Tang Yang Ping
Tang Yang Ping
Authorized Signatory

JH Yang Family Trust
For an on behalf of Credit Suisse Trust Limited, as trustee

By:	/s/ Peter Leppard
Peter Leppard
Authorized Signatory

By:	/s/ Tang Yang Ping
Tang Yang Ping
Authorized Signatory